Exhibit 31.1
CERTIFICATIONS
I, Todd L. Phillips, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2018 of Industrial Services of America, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 30, 2019	/s/ Todd L. Phillips
Date	Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)